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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                       Date of Report: September 16, 1997



                           JACOR COMMUNICATIONS, INC.



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


     0-12404                                              31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                          50 East RiverCenter Boulevard
                                   12th Floor
                               Covington, KY 41017

                                 (606) 655-2267
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ITEM 5.  OTHER EVENTS.

     On September 16, 1997, Jacor Communications Company ("JCC"), a wholly owned subsidiary of Jacor Communications, Inc. ("Jacor"), entered into an amended and restated credit facility to increase the maximum availability of loans to JCC from $750.0 million to $1.15 billion.

     JCC entered into its existing credit facility on June 12, 1996, as amended and restated on February 14, 1997, and as further amended and restated as of September 16, 1997 (the "Credit Facility") with a syndicate of banks and other financial institutions. The Credit Facility provides availability of up to $1.15 billion of loans to JCC in two components: (i) a revolving credit facility of up to $750 million with mandatory semi-annual commitment reductions beginning June 30, 2000 and a final maturity date of December 31, 2004; and (ii) a term loan of $400 million with scheduled semi-annual reductions beginning December 31, 1999 and a final maturity date of December 31, 2004. The Credit Facility bears interest at a rate that fluctuates with a bank base rate and/or the Eurodollar rate per annum.

     The loans under the Credit Facility are guaranteed by each of Jacor's direct and indirect subsidiaries other than certain immaterial subsidiaries. JCC's obligations under the Credit Facility are secured by a first priority lien on the capital stock of Jacor's and JCC's subsidiaries, an assignment of all intercompany debt and of certain time brokerage agreements, and by the guarantee of JCC's parent, Jacor.

     The Credit Facility contains covenant and provisions that restrict, among other things, JCC's ability to: (i) incur additional indebtedness; (ii) incur liens on its property; (iii) make investments and advances; (iv) enter into guarantees and other contingent obligations; (v) merge or consolidate with or acquire another person or engage in other fundamental changes; (vi) engage in certain sales of assets; (vii) make capital expenditures; (viii) enter into leases; (ix) engage in certain transactions with affiliates; and (x) make restricted junior payments. The Credit Facility also requires the satisfaction of certain financial performance criteria (including a consolidated interest coverage ratio, a leverage-to-operating cash flow ratio and a consolidated operating cash flow available for fixed charges ratio) and the repayment of loans under the Credit Facility with proceeds of certain sales of assets and debt issuances.

     Events of default under the Credit Facility include various events of default customary for such type of agreement, such as failure to pay scheduled payments when due, cross defaults on other indebtedness, change of control events under other indebtedness and certain events of bankruptcy, insolvency and reorganization. In addition, the Credit Facility includes events of default for JCC and the cessation of any lien on any of the collateral under the Credit Facility as a perfected first priority lien and the failure of Zell/Chilmark appointees to represent at least 30% of the Jacor Board of Directors.

     Also in September 1997, Jacor announced that it had entered into an agreement to acquire the rights to The Dr. Laura Schlessinger Show from Synergy Broadcasting, Inc. for a purchase price


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of $71.5 million.  As part of the transaction, Jacor will also acquire
Multiverse Networks, LLC, one of the top three network radio sales organizations.

      Since July 30, 1997, Jacor has entered into seven agreements to acquire an aggregate of ten stations for approximately $34.6 million. These stations are:
WCBW-FM in St. Louis, WNCD-FM and WNIO-AM in Niles, Ohio, WKNR-AM in Cleveland, KIST-AM in Santa Barbara, WRQF-FM and WSUY-FM in Charleston, South Carolina, WNGC-FM in Clyde, Ohio and WFOR-AM and WCHO-FM in Washington Court House, Ohio. Also, Jacor terminated a prior agreement to sell WEZL-FM and WXLY-FM in Charleston, South Carolina. In addition, Jacor agreed to effect a like-kind exchange of KBKK-FM in Salt Lake City, Utah for KISN-AM in Salt Lake City. Lastly, Jacor has terminated all discussions relating to a possible acquisition of American Radio Systems, Inc.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   EXHIBITS

4.1 Effectiveness Agreement dated as of September 16, 1997 among JCC, the Lenders named therein (the "Lenders"), the Chase Manhattan Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of America Illinois, as Syndication Agent (omitting schedules and exhibits not deemed material).

4.2 Credit Agreement Dated as of June 12, 1996 as Amended and Restated as of February 14, 1997 and as Further Amended and Restated as of September 16, 1997 among JCC, the Lenders, Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois), as Syndication Agent, Banque Paribas, as Documentation Agent, and the Chase Manhattan Bank, as Administrative Agent (omitting schedules and exhibits not deemed material)(included as Exhibit A to Effectiveness Agreement) ("Restated Credit Agreement").

4.3 Parent Guaranty dated as of June 12, 1996 and as Amended and Restated as of September 16, 1997, by Jacor in favor of The Chase Manhattan Bank, as Administrative Agent for the Agents, the Lenders and any Interest Rate Hedge Providers (each as defined in the Restated Credit Agreement).

4.4 Reaffirmation Agreement, dated as of September 16, 1997 between The Chase Manhattan Bank, as Administrative Agent for the benefit of the Agents, the Issuing Banks, the Lenders and any Interest Rate Hedge Providers (each as defined in the Restated Credit Agreement), Jacor, JCC and each subsidiary of JCC.

4.5 First Supplemental Indenture Dated as of September 16, 1997 (Supplemental to Indenture Dated as of June 12, 1996) between JCC, Jacor and First Trust National Association for JCC's 10 1/8% Senior Subordinated Notes due 20006 and Jacor's Guaranty thereof.


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4.6    First Supplemental Indenture Dated as of September 16, 1997 (Supplemental
       to Indenture Dated as of December 17, 1996) between JCC, Jacor, the Subsidiary Guarantors named therein, and the Bank of New York for JCC's
       9 3/4% Senior Subordinated Notes due 20006 and Jacor's and the Subsidiary Guarantors' Guaranty thereof.

4.7 First Supplemental Indenture Dated as of September 16, 1997 (Supplemental to Indenture Dated as of June 17, 1997) between JCC, Jacor, the Subsidiary Guarantors named therein, and the Bank of New York for JCC's
       8 3/4% Senior Subordinated Notes due 20007 and Jacor's and the Subsidiary Guarantors' Guaranty thereof.


99.1   Press Release dated September 18, 1997.

99.2   Press Release dated September 8, 1997.

99.3   Press Release dated July 30, 1997.

99.4   Press Release dated August 12, 1997.

99.5   Press Release dated August 19, 1997.

99.6   Press Release dated August 19, 1997.

99.7   Press Release dated August 28, 1997.

99.8   Press Release dated September 3, 1997.

99.9   Press Release dated September 11, 1997.

99.10  Press Release dated September 25, 1997.


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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 JACOR COMMUNICATIONS, INC.


September 30, 1997                   By: /s/ R. Christopher Weber
                                     ------------------------------------------
                                     R. Christopher Weber, Senior Vice President
                                     and Chief Financial Officer


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